EXHIBIT 2

THIS AGREEMENT MADE as of the 4th day of September, 1996.

BETWEEN:

Worldwide Container Co. Ltd.
Unit B, 13th Floor, Lippo Leighton Tower,
103-109 Leighton Road,
Causeway Bay, Hong Kong
(hereinafter called the "Buyer")

AND

Heng Fai China Industries Inc. ("HFCI")
588-650 West Georgia Street
Vancouver, B.C. Canada
(hereinafter called the "Issuer")

AND

Monkey King Group
344, Yi Ling Road,
Yichang, Hubei,
People's Republic of China
(hereinafter called the "Vendor")

AND

FONG JEYA Partnership
Advocates & Solicitors
7 Temasek Boulevard
#43-03 Suntec City Tower 1
Singapore 038987
(hereinafter called the "Escrow Agent")

WHEREAS:

A. The Vendor is the beneficial owner of a 100% interest of the total registered capital of Wuhan Container Co. Ltd. ("WCCL"), a company incorporated under the Laws of the People's Republic of China.

B. The Buyer is a company incorporated in Hong Kong and is a wholly owned subsidiary of Heng Fai China Industries Inc. ("HFCI"), a corporation incorporated in Delaware of the United States of America and its shares are listed on the National Association of Securities Dealers, Inc. ("NASDAQ").

C. The Vendor is desirous of selling and the Buyer is desirous of purchasing the 70% interest of WCCL on the terms and conditions hereinafter set out.

D. The completion of this Agreement occurs when the Buyer delivers the HFCI Treasury Stocks to the Vendor and the Vendor completes all necessary regulatory procedures to transfer the 70% interest of WCCL to the Buyer.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the business in operation by WCCL and the mutual covenants and agreement hereinafter contained, the parties hereto agree as follows:

1. The Vendor shall and do hereby sell the 70% interest of WCCL to the Buyer at a price of US$4,000,000.

2. The Buyer shall deliver 727,272 shares of HFCI Treasury Stocks at a price of US$5.5 per share to the Vendor as consideration in lieu of US$4,000,000 cash payment.

3. The Vendor covenants, represents and warrants that it holds the 100% interest WCCL free and clear of any liens, charges or encumbrances and has full power and authority to transfer the 70% interest of WCCL to the Buyer.

4. The Vendor covenants, represents and warrants that WCCL will have a total trade debt of not exceeding US$500,000 upon the signing of this agreement and the Vendor undertakes to repay all current debts of WCCL within 60 days following the completion of this agreement to ensure WCCL as a debt free company after 60 days following the completion of this agreement.

5. Upon execution for this Agreement the Vendor will execute an Irrecoverable Power of Attorney to transfer the 70% interest of WCCL to the Buyer.

6. The Vendor jointly authorizes the Buyer to deliver the 727,272 shares of HFCI Treasury Stocks as consideration shares in the name of the Escrow Agent. Upon the execution for this Agreement the Buyer will deliver in the Escrow Agent's name the HFCI Shares to the Escrow Agent and the Issuer will properly register the Escrow Agent's name in the Issuer's shareholders' register.

7. The Vendor agrees to register the 70% interest of WCCL in the name of the Buyer upon effected payment of the HFCI Shares to the Escrow Agent.

8. The Escrow Agent agrees to facilitate the policing of this Agreement so that all parties to this agreement will undertake the terms and conditions of this agreement.

9. The Vendor agrees to keep the 727,272 HFCI Shares in the Escrow Agent as performance shares. The Vendor further agrees only to sell the HFCI Shares upon meeting the following criteria:

     a. A total profit contribution to Worldwide Container Co. Ltd. of 100% US$4,000,000 in the form of cash dividend payments deposited in the designated bank accounts operated by Worldwide Container Co. Ltd. in the United States or in Hong Kong;

     b. The profit contribution can be accumulative but must be totaled up to US$4,000,000 before release of share for sales in the over the counter markets;

10. The Buyer and the Vendor agree that they have both undertaken their own diligence and indemnify each other from any liabilities or losses.

11. This Agreement shall ensure to the benefit of and be binding upon the parties hereto.

12.  This Agreement will only become effective upon:

     a.   the approval by the Board of Directors of the Buyer;

     b. the approval by all necessary regulatory authorities governing the Buyer; and

     c.   a satisfactory due diligence review to be performed by the Buyer.

WITNESS WHEREOF the Parties hereto have executed this Agreement as if the day and year first above written.

SIGNED, SEALED AND DELIVERED BY
Heng Fai China Industries Inc.
in the presence of:

[ILLEGIBLE]
- -------------------------------
Signature

Address:  588-650 West Georgia Street
          Vancouver, B.C. Canada

SIGNED, SEALED AND DELIVERED BY
Worldwide Container Co. Ltd.
in the presence of:

[ILLEGIBLE]              [Corporate Seal]
- -------------------------------
Signature

Address:  Unit B, 13th Floor
          Lippo Leighton Tower
          103-109 Leighton Road
          Causeway Bay, Hong Kong


SIGNED, SEALED AND DELIVERED BY
FONG JEYA Partnership
Advocates & Solicitors
in the presence of:

[ILLEGIBLE]              [Corporate Seal]
- -------------------------------
Signature

Address:  7 Temasek Boulevard
          #43-03 Suntec City Tower 1
          Singapore 038987


SIGNED, SEALED AND DELIVERED BY
Monkey King Group
in the presence of:

[ILLEGIBLE]              [Corporate Seal]
- -------------------------------
Signature

Address:  344, Yi Ling Road
          Yichang, Hubei,
          People's Republic of China